UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016 (March 30, 2016)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2016, TerraForm Global, Inc. (the “Company”) received a notification letter from an Associate Director of NASDAQ Listing Qualifications. The notification letter stated that because the Company has not yet filed its Form 10-K for the year ended December 31, 2015, the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Under the NASDAQ Listing Rules, the Company has until May 31, 2016, to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. If the Company is still unable to file its Form 10-K by May 31, 2016, then the Company intends to submit a compliance plan on or prior to that date. If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until September 26, 2016, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Select Market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Brian Wuebbels

On March 30, 2016, Brian Wuebbels resigned from his position as President and Chief Executive Officer of the Company. On the same day, Mr. Wuebbels also resigned from his position as a director on the board of directors (the “Board”) of the Company. The resignations were effective immediately.

(c) Office of the Chairman

On March 30, 2016, the Board established an office of the chairman (the “Office of the Chairman”).

The Board appointed Peter Blackmore, the Chairman of the Board, to lead the Office of the Chairman. The Board also appointed the other independent directors of the Board, Christopher Compton, Jack Jenkins-Stark and Hanif Dahya to the Office of the Chairman. The Board vested Mr. Blackmore with all of the powers and authority currently vested in the Chief Executive Officer of the Company, and the ability to delegate all or part of such authority to the other members of the Office of the Chairman and/or to the officers of the Company. The Office of the Chairman will report to the Board of Directors and the committees thereof.

The Office of the Chairman is intended to be temporary until a new Chief Executive Officer is appointed. The Board intends to commence a search for a new Chief Executive Officer promptly.

The information regarding the business expertise and backgrounds of Mr. Blackmore, Mr. Compton, Mr. Jenkins-Stark and Mr. Dahya is incorporated by reference to the relevant information set forth in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 27, 2015 and the Rule 424B Prospectus filed with the SEC on August 4, 2015.

(d) Election of Ilan Daskal to Board

On March 30, 2016, the Board elected Ilan Daskal to be a member of the Board and fill the vacancy created by Mr.Wuebbels’ resignation, effective immediately.

Mr. Daskal, age 50, is the chief financial officer designee and executive vice president of SunEdison, Inc. (“SunEdison”). In addition, Mr. Daskal is a board member and chairman of the audit committee of Ixia, a leading provider of network testing, visibility and security solutions. He was previously the interim chief financial officer of Aricent Inc., a product engineering services company. Prior to his role at Aricent Inc., he was executive vice president and chief financial officer of Cepheid, a molecular diagnostic company, from April 2015 to August 2015. From 2008 to 2015, Mr. Daskal served as the executive vice president and chief financial officer at International Rectifier Corporation, a leader in power management semiconductor technology, which was acquired by Infineon Technologies AG in 2015. Prior to joining International Rectifier Corporation, Mr. Daskal worked at Infineon Technologies from 2001 to 2008 in various capacities, most recently as vice president, finance and business administration, communications division, North America, and prior to that he was chief financial officer at Savan Communications Ltd. and at Smart Link Ltd. Mr. Daskal received a Bachelor of Business degree in accounting from Tel-Aviv College of Management, Israel and a Master of Science degree in Finance from the City University of New York. The Board believes that Mr. Daskal’s extensive financial experience and history of leadership will enable him to effectively serve on the Board.

Item 7.01 Regulation FD Disclosure.

On March 30, 2016, the Company issued a press release announcing the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 1, 2016, the Company issued a press release regarding the notification letter from NASDAQ. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

First Amendment to Credit and Guaranty Agreement

On March 30, 2016, TerraForm Global Operating, LLC, a subsidiary of the Company, entered into a first amendment (the “Amendment”) to its credit and guaranty agreement with Goldman Sachs Bank USA, as Administrative Agent and Lender, the other credit parties, and certain other lenders party thereto (the “Revolver”).

The Amendment provides that the date on which TerraForm Global, LLC (“Global LLC”) must deliver to the Administrative Agent and the other lenders party to the Revolver its financial statements and accompanying report with respect to fiscal year 2015 shall be extended to April 30, 2016.

Renova Related Matters and Espra SPA Termination

In July 2015, the Company entered into agreements with Renova Energia S.A. (“Renova”) to acquire two wind power plants and one hydro-electric power plant in Brazil that have a combined generation capacity of approximately 336.2 MW. On September 18, 2015, the Company completed the acquisition of Salvador and Bahia, two wind power plants that represent 294.4 MW of combined generation capacity. The consideration that the Company paid for the Salvador and Bahia wind power plants was $116.7 million in cash and 20,327,499 shares of the Company’s Class A common stock.

In connection with the closing of the Salvador and Bahia acquisitions, the Company entered into an omnibus closing agreement (the “Omnibus Agreement”) with Global LLC, SunEdison, certain of the Company’s foreign subsidiaries and Renova pursuant to which, among other things, the Company accepted certain financing liens on certain bank accounts related to the Bahia and Salvador power plants (the “Renova Liens”). In exchange for its acceptance of the Renova Liens, Renova granted to Global LLC a security interest in certain shares of the Company’s Class A common stock received by Renova in connection with the acquisition of the Salvador wind power plant and an agreement to place $5.0 million of the purchase price for the Bahia wind power plant and certain future dividends payable to Renova into an escrow account as security for Renova’s performance of its obligations to release the Renova Liens. Subsequent to the release of the Renova Liens, the Company terminated its security interest in the shares of the Company’s Class A common stock owned by Renova and released the cash held in the escrow account to Renova.

On March 29, 2016, the Company entered into a Termination Agreement (the “Termination Agreement”) with Renova with respect to the Securities Purchase Agreement dated July 15, 2015 among the Company, SunEdison and Renova relating to the Espra hydro-electric power plant (the “Espra SPA”). The Termination Agreement provides that, subject to the satisfaction of certain conditions, the Espra SPA will be terminated by mutual agreement of the Company and Renova. These conditions were satisfied on March 31, 2016 and the Espra SPA has been terminated. The Termination Agreement provides that the Company will pay Renova $10.0 million in connection with the termination of the Espra SPA, and the Company made this payment to Renova on April 1, 2016. Pursuant to the Termination Agreement, the Company and Renova have granted each other full releases of any further obligations under the Espra SPA. The Company estimates that the Espra power plant would have contributed to the Company, on an annualized basis, cash available for distribution (“CAFD”) of approximately $4.0 -5.0 million. As a result of the termination, the funds that would otherwise have been used to acquire the Espra power plant will be available to the Company for general corporate purposes and to be redeployed to execute our strategy.

CAFD is a supplemental non-GAAP measure and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs. CAFD is viewed as important to investors in evaluating performance as securities analysts and other interested parties use such calculations as a measure of financial performance. CAFD is also used by the Company’s management team for internal planning purposes and for analysis of performance.

Class Action Litigation

As previously disclosed, on October 23, 2015 and October 30, 2015, separate purported class action lawsuits were filed in the Superior Court of the State of California for the County of San Mateo, against the Company, certain of its officers and directors, each of the underwriters of the Company's August 5, 2015 initial public offering (the “IPO”) and SunEdison.

On December 3, 2015, December 9, 2015 and January 4, 2016, separate purported class action lawsuits were filed in the same court and against the same defendants. One of the state actions was voluntarily dismissed without prejudice in February 2016.

As previously disclosed, on October 29, 2015 and November 5, 2015, separate purported class action lawsuits were filed in the U.S. District Court for the Northern District of California against the same defendants.

The class action plaintiffs assert claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended. The class action complaints allege, among other things, that the defendants made false and materially misleading statements and failed to disclose material information in the Registration Statement for the IPO regarding SunEdison and its recent operating results and business strategy. Among other relief, the class action complaints seek class certification, unspecified compensatory damages, rescission, attorneys' fees, costs and such other relief as the applicable court should deem just and proper. The Company intends to defend the class action lawsuits vigorously. The Company is still in the preliminary stages of reviewing the allegations made in the complaints and, as a result, is unable to provide any assurances as to the ultimate outcome of such lawsuits or the impact of an adverse resolution.

Golden v. Chatila, et al. On January 28, 2016, a verified stockholder double derivative complaint on behalf of SunEdison and the Company was filed in the Montgomery County Circuit Court in the State of Maryland against certain officers and individual directors of SunEdison and the Company. The lawsuit alleges, among other things, that the defendants breached their fiduciary duties by causing SunEdison and the Company to materially misrepresent their business operations and prospects and failed to correct public statements about SunEdison and the Company. Among other relief, plaintiff seeks unspecified compensatory damages, restitution, declaratory relief, and new corporate governance and internal procedures at each of SunEdison and the Company. The Company intends to defend the lawsuit vigorously. The Company is still in the preliminary stages of reviewing the allegations made in the complaint and, as a result, is unable to provide any assurances as to the ultimate outcome of this lawsuit or the impact that an adverse resolution would have on the Company.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release, dated March 30, 2016, titled “TerraForm Global Announces Senior Management Change”
99.2*	Press release, dated April 1, 2016, titled “TerraForm Global Announces Receipt of NASDAQ Letter”
* Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Rebecca Cranna
Date:	April 1, 2016		Name:	Rebecca Cranna
			Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1*	Press release dated March 30, 2016, titled “TerraForm Global Announces Senior Management Change”
99.2*	Press release, dated April 1, 2016, titled “TerraForm Global Announces Receipt of NASDAQ Letter”

* Document furnished herewith